CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K/A

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

June 23, 2009
Date of Report
(Date of Earliest Event Reported)

OCEAN SMART, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-138111	20-4672080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Professional Drive, Suite 310, Gaithersburg, Maryland 20878
(Address of principal executive offices (zip code))

(250) 757-9811
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 8 – Other Events
Item 8.01: Other Events

As disclosed in the Current Report on Form 8-K that we filed on March 30, 2009, we changed our corporate name from Edgewater Foods International, Inc. to Ocean Smart, Inc.  We are filing this amendment to such 8-K to disclose that we received our new Over the Counter Bulletin Board trading symbol. Effective June 22, 2009, we will trade on the OTCBB under the symbol “OCSM.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Ocean Smart, Inc.

By: /s/ Robert Saunders
Robert Saunders
Chief Executive Officer